EXHIBIT 23.4
                              ------------
                   CLUMECK, STERN, PHILLIPS & SCHWARTZ
                   15910 Ventura Boulevard, Suite 1633
                            Encino, CA  91436



The Board of Directors
Pay-Fone Systems, Inc.:

We consent to incorporation in the registration statement on Form S-4 of Paychex, Inc. of our report dated August 21, 1992 relating to the statement of operations, shareholders' equity and cash flows of Pay-Fone Systems, Inc. for the year ended June 30, 1992.



/s/ CLUMECK, STERN, PHILLIPS & SCHWARTZ

Los Angeles, California
April 11, 1995
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